                                                                     EXHIBIT 4.7


                               SECURITY AGREEMENT


         This Security Agreement (this "AGREEMENT") is entered into as of June 1, 2004 (the "EFFECTIVE DATE"), between Island Pacific, Inc. ("IPI"), IPI Merger Sub II, Inc. ("MERGER SUB II"), Retail Technologies International, Inc. ("RTI"), and Nathaniel F. Jessup, an individual, Kathleen M. Leacox, an individual, and Glenn Swenson, an individual, the Lumsden Real Estate Defined Benefit Plan, Mace and Shirley Lumsden as co-trustees of the Mace Lumsden and S.K. Lumsden Trust of January 19, 1995, and Merry Youle, an individual (individually, a "SECURED PARTY," and collectively, the "SECURED Parties").

         WHEREAS, the Secured Parties are holders of certain promissory notes made and issued by RTI dated December 20, 2002 in the aggregate original principal amount of $2,200,000 (the "NOTES");

          WHEREAS, RTI entered into an Amended and Restated Agreement of Merger and Plan of Reorganization, by and among IPI, RTI, IPI Merger Sub, Inc. ("MERGER SUB"), Merger Sub II and Michael Tomczak and Jeffrey Boone, dated June 1, 2004 (the "MERGER AGREEMENT"), pursuant to which Merger Sub shall merge with and into RTI, for consideration of a combination of IPI Series B Convertible Preferred Stock, IPI Common Stock and promissory notes (the "REVERSE MERGER");

         WHEREAS, immediately following the Reverse Merger, pursuant to the Merger Agreement and an Agreement of Merger dated as of an even date, by and among RTI, IPI and Merger Sub II (the "SECOND-STEP MERGER AGREEMENT"), under which RTI shall merge with and into Merger Sub II, with Merger Sub II as the surviving corporation (the "SURVIVING CORPORATION") and wholly-owned subsidiary of IPI (the "SECOND-STEP MERGER") (the Reverse Merger and Second-Step Merger are hereinafter collectively referred to as the "MERGER"); and

          WHEREAS, Surviving Corporation, as the surviving corporation in the Merger, has agreed to assume the Notes as amended and restated on the date hereof ("AMENDED NOTES"), which Amended Notes shall be issued in substitution for and cancellation of RTI's obligations under the Notes, effective as of the Effective Time of the Merger (as defined in the Merger Agreement); and

         WHEREAS, Surviving Corporation is willing to grant to the Secured Party a security interest in the Collateral (as hereinafter defined) to secure performance of the obligations of the Surviving Corporation under the Amended Notes, in accordance with the terms and conditions set forth in this Agreement.

         The parties agree as follows:

1. DEFINITIONS. All capitalized terms not specially defined in this Agreement have the meaning ascribed to them in the Merger Agreement, or if not defined in this Agreement or the Merger Agreement, shall have the meanings set forth in the California Uniform Commercial Code.

2. GRANT OF SECURITY INTEREST.

     (a) As security for the payment and performance of Surviving Corporation's obligations to the Secured Parties under the Amended Notes, this Agreement and the Merger Agreement, IPI and the Surviving Corporation hereby grant the Secured Parties a security interest in the Collateral (as defined below). In order to perfect this security interest, promptly following the Closing UCC-1 financing statements in favor of the Secured Parties listing the Collateral shall be filed by the Secured Parties in the manner prescribed by the California Uniform Commercial Code.

     (b) As used in this Agreement, "COLLATERAL" means all of IPI's and Surviving Corporation's right, title and interest in and to (i) all accounts receivable and other rights to payment from customers and other third parties of IPI and the Surviving Corporation generated after the Closing as a result of the operation of IPI and the Surviving Corporation and the full benefit of all security for such accounts or rights to payment, including all such accounts receivable representing amounts receivable in respect of services rendered to customers of such; (ii) all other accounts or notes receivable of IPI and the Surviving Corporation and the full benefit of all security for such accounts or notes; and (iii) any claim, remedy or other right related to or arising from any of the foregoing.

3. ASSUMPTION; GUARANTEE OF OBLIGATIONS. Surviving Corporation hereby agrees, that upon the Effective Time, Surviving Corporation shall assume all indebtedness, liabilities and other obligations of RTI under the Amended Notes. IPI hereby agrees, that upon the Effective Time, IPI guarantees to the Secured Parties the full and prompt payment when due (whether at stated maturity, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations under the Amended Notes assumed by Surviving Corporation.

4. DESIGNATION OF SECURED PARTIES' REPRESENTATIVE.

     (a) The Secured Parties hereby appoint Kathleen M. Leacox to act as their representative and agent with full power and authority to take any and all actions authorized by the Majority (as defined below) with respect to the Collateral (the "Representative"). The Representative will also be the designated recipient for all communications and notices from Surviving Corporation. The Representative will represent that the content of any such communication has been approved by, and represents the will of, the Majority. All communications and notices from the Surviving Corporation and any written notice required to be delivered to the Secured Parties pursuant to this Agreement, the Amended Notes or applicable law, shall be delivered to all of the Secured Parties as set forth in Section 11 below.

     (b) For the purposes of this Agreement "Majority" means the holders of a majority of the outstanding aggregate principal balance under the Amended Notes.

5. SURVIVING CORPORATION'S COVENANTS. Surviving Corporation warrants and agrees that as long as this Agreement remains in effect:

     (a) Surviving Corporation shall take all reasonably necessary steps to defend the Collateral against claims and demands of others;

     (b) Surviving Corporation shall promptly notify the Secured Parties in writing of any event which materially and adversely affects the value of the Collateral;

     (c) Surviving Corporation shall maintain the security interest granted hereunder as a valid and enforceable lien on and security interest in the Collateral;

     (d) IPI and the Surviving Corporation hereby appoint the Secured Parties' Representative as its agent in fact to do all acts required of IPI and the Surviving Corporation after Default (as defined below), it being acknowledged by IPI and the Surviving Corporation that such appointment is coupled with an interest and is irrevocable;

     (e) At the written request of a Majority of the Secured Parties, in the event of a Default (as defined below), IPI and Surviving Corporation shall:

          (1) segregate all collections of money and other property under or in respect of the Collateral and deliver promptly upon receipt such collections to the Secured Parties in kind;

          (2) authorize and direct obligors under the Collateral to make all payments directly to the Secured Parties; and

     (f) IPI and the Surviving Corporation shall pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, subject to right of IPI and/or the Surviving Corporation to contest the foregoing in good faith.

6. REMEDIES ON DEFAULT.

     (a) In addition to any and all rights of the Secured Parties under the Amended Notes or otherwise by law for a default or breach of Surviving Corporation's obligations under the Amended Notes (any such event being herein called a "DEFAULT"), the Secured Parties shall have the rights and remedies of a Secured Party under the California Uniform Commercial Code.

     (b) The Secured Parties' notice of the time and place of public sale of the Collateral, or the time on or after which a private sale or other disposition of the Collateral will be made, is reasonable if sent to Surviving Corporation, in the manner for giving notice at least ten (10) business days before the public or private sale.

     (c) Any assignment, sale, foreclosure, or levy made under this Section 6 shall divest Surviving Corporation of all right, title, and claim it may have in and to the Collateral.

7. NO WAIVER BY THE SECURED PARTIES. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power under this Agreement shall operate as a waiver, nor shall any single or partial exercise by the Secured Parties of any right, remedy or power hereunder preclude any other or future exercise. Each right, remedy, or power granted to the Secured Parties or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised from time to time.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to choice-of-law provisions.

9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

10. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

11. NOTICES. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be deemed to be delivered when a record (within the meaning of the California Uniform Commercial Code) has been (i) delivered by hand, (ii) sent by mail, upon the earlier of the date of receipt or five business days after deposit in the mail, first class, (iii) sent by facsimile transmission, or
(iv) sent by email.

12. SEVERABILITY. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

13. INTERPRETATION. This Agreement shall be interpreted in a reasonable manner to effect the purposes of the parties and this Agreement. Each party has been afforded the right to be represented by independent counsel and hereby waives any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party drafting it.

15. ATTORNEY'S FEES. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("PROCEEDING") relating to the enforcement or interpretation of this Note may recover from the unsuccessful party all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

14. ENTIRE AGREEMENT. This Agreement, together with the agreements and instruments referred to herein, contain the entire agreement of the parties with respect to the subject matter hereof, and may be amended only by an agreement in writing.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.



                                        SURVIVING CORPORATION:

                                        IPI Merger Sub II, Inc.

                                        By:
                                            ------------------------------------

                                        Name:
                                            ------------------------------------

                                        Its:
                                            ------------------------------------




                                        IPI:

                                        Island Pacific, Inc.

                                        By:
                                            ------------------------------------

                                        Name:
                                            ------------------------------------

                                        Its:
                                            ------------------------------------




                                        RTI:

                                        Retail Technologies International, Inc.

                                        By:
                                            ------------------------------------

                                        Name:
                                            ------------------------------------

                                        Its:
                                            ------------------------------------

SECURED PARTIES:
                                                 Address:

------------------------------------
NATHANIEL F. JESSUP, an individual

                                                 Address:

------------------------------------
KATHLEEN M. LEACOX, an individual

                                                 Address:

------------------------------------
GLENN SWENSON, an individual
                                                  Address:

------------------------------------
MERRY YOULE, an individual





LUMSDEN REAL ESTATE DEFINED BENEFIT PLAN

By:
    -----------------------------------

Its:
    -----------------------------------

        Address:
                  --------------------------
                  --------------------------
                  --------------------------

        Facsimile:
                   -------------------------

MACE LUMSDEN AND S.K. LUMSDEN TRUST OF JANUARY 19, 1995

By:
    ---------------------------------
          Mace Lumsden, co-trustee

By:
    ---------------------------------
          Shirley Lumsden, co-trustee


        Address:
                  --------------------------
                  --------------------------
                  --------------------------

        Facsimile:
                  --------------------------